FormType: 8-K
                                   Exhibit 99. Additional Exhibits


    Media Contacts:  William P. Fuller III
                  (212) 318-5250
                  Donna Bodden
                  (212) 318-5258

    Investor Relations Contact:  Roger A. Holmes
                                 (212) 318-5288


FOR IMMEDIATE RELEASE:

         WESTVACO TO ACQUIRE MEBANE PACKAGING GROUP, INC.
Action significantly increases Westvaco's participation in premium packaging markets

NEW YORK, NY, NOVEMBER 29, 1999 -- Westvaco Corporation (NYSE:W) today announced a definitive agreement to acquire Mebane Packaging Group, Inc., a leading supplier of packaging for pharmaceutical products and personal care items with more than $130 million in annual sales. Terms of the transaction were not disclosed.
Subject to regulatory review, the sale is scheduled to close by the end of the calendar year.

"Increasing our participation in premium consumer packaging markets, particularly the pharmaceutical and personal care segments, is a prime strategic direction for us," said John A. Luke, Jr., Chairman and CEO. "Mebane is the leading domestic supplier to many major multinational companies in these market segments, which are particularly attractive because of their size and significant growth potential. Mebane will be an outstanding operational fit with our existing consumer packaging operations. We expect the acquisition to become accretive to our earnings within the second year of our ownership."

Mr. Luke said the decision to purchase Mebane is the latest action to result from Westvaco's strategic review process, which began earlier this year. In September, the company announced that it would reorganize its packaging-related businesses to create a single business unit called the Packaging Resources Group (PRG). The PRG provides an attractive platform to increase Westvaco's participation in worldwide packaging markets through internal growth and acquisitions. In October, Westvaco announced its intent to purchase Temple-Inland Inc.'s bleached paperboard mill in Evadale, TX. That transaction is scheduled to close in December.

"Packaging markets in the United States and elsewhere in the world offer some of our most promising business opportunities," said Mr. Luke. "We already have industry-leading paperboard and converted packaging products. Mebane's current customer base does not overlap with our existing consumer packaging business. Furthermore, this acquisition presents us with excellent opportunities to leverage our existing research, product development and manufacturing strengths, while offering the potential for synergies and cost savings."

Commenting on the sale, George F. Krall, President and CEO of Mebane, said, "In order to thrive in the current business environment, we believe that now is the best time for us to extend our partnership perspective and join with a premium, world-class company who shares our values and beliefs and vision for the future. We are making this decision from a position of strength and confidence in the continued growth and success of our business."

Mebane is a privately held business headquartered in Mebane, NC, with seven packaging plants located in Greenville, MS, Garner and Mebane, NC, Chatham and Kearny, NJ, Memphis, TN, and Caguas, Puerto Rico. Mebane employs about 900 people. Westvaco operates eight consumer packaging plants located in the eastern United States, the Czech Republic and Brazil.

Westvaco Corporation (www.westvaco.com), headquartered in New York, NY, is a major producer of paper, packaging and specialty chemicals with annual sales of $2.8 billion. The company derives 24 percent of its revenues from international sales involving customers in more than 70 countries. Westvaco's assets include wholly-owned operations in the United States, Brazil, the Czech Republic, a joint venture in China and 1.45 million acres of timberland in the United States and Brazil.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed in or implied by the forward-looking statements include, but are not limited to, competitive pricing for the company's products; changes in raw materials, energy and other costs; impact of Year 2000 issues; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including but not limited to those affecting the environment and the tobacco industry; and currency movements.